Exhibit 99.1
FOR IMMEDIATE RELEASE
April 20, 2006
Fairchild Semiconductor:
Fran Harrison
Corporate Communications
(207)-775-8576
Email: fran.harrison@fairchildsemi.com
Dan Janson
Investor Relations
(207)-775-8660
Email: investor@fairchildsemi.com
Agency Contact:
Barbara Ewen
CHEN PR
(781)-672-3114
Email: bewen@chenpr.com
Fairchild Semiconductor Reports Results for the First Quarter 2006
•	Revenue Increases More Than 10% Sequentially

•	Significant Increase in Gross Margins, Up 570 basis points from the Prior Quarter

•	Channel and Internal Inventories Remain Lean

•	Strong Analog Performance with Sales Up 18% Sequentially and Gross Margins Above 40%
Fairchild Semiconductor (NYSE: FCS), the leading global supplier of power semiconductors, today announced results for the first quarter ended April 2, 2006. Fairchild reported first quarter sales of $409.5 million, a 10% increase from the prior quarter and 13% more than the first quarter of 2005. Fairchild’s first quarter of 2006 included 14 weeks instead of the normal 13 week fiscal quarter.
Fairchild reported first quarter net income of $26.6 million or $0.21 per diluted share compared to a net loss of $4.7 million or $0.04 per share in the prior quarter and a net loss of $10.4 million or $0.09 per share in the first quarter of 2005. Gross margin was 29.9%, 570 basis points higher sequentially and 680 basis points higher than in the first quarter of 2005. Included in the first quarter results are $5.3 million in total stock based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R) Share Based Payment, a $3.2 million net gain on the sale of the LED lamps and display business, and $3.5 million in tax benefits from adjustments related to certain finalized tax filings and audit outcomes.
Fairchild reported first quarter pro forma net income of $25.6 million or $0.21 per diluted share, significantly better than the pro forma net income of $13.6 million or $0.11 per diluted share in the prior quarter and the pro forma net income of $12.5 million or $0.10 per diluted share in the first quarter of 2005. Pro forma net income excludes amortization of acquisition-related intangibles, restructuring and impairments, gains from the sale of the LED lamps and display business, certain net tax benefits, litigation settlement proceeds, charges for potential settlement losses, impact of tax repatriation and other items. Pro forma results include stock based compensation expense.
“We set some aggressive operational and financial goals in the middle of last year and I’m pleased to report that Fairchild has delivered impressive first quarter results, ahead of our expectations,” said Mark Thompson, Fairchild’s president and CEO. “We grew first quarter sales more than 10% sequentially, well above our initial expectations. Keep in mind that we had an extra week in the first quarter that explains as much as 7 – 8% of our sequential sales increase which was partially offset by a 2% reduction in sales related to the divestiture of our LED lamps and displays at the beginning of the quarter. Netting this out results in a 4 – 5% apples-to-apples sales increase compared to Q4 2005, which is well above our typical first quarter results for sales to be sequentially lower 2 – 3%. After spending most of last year reducing inventories and improving our channel management process, we were able to resume shipping in line with end market consumption in the first quarter, which drove most of our above-seasonal sales growth. We also believe that based on the latest WSTS data, we have gained market share throughout the first quarter in both our analog and high-value power discrete businesses.
“We increased gross margins 570 basis points sequentially, basically achieving our immediate goal of 30% in 2006, through a combination of better utilization, improved product mix and lower depreciation expense,” stated Thompson. “I’m particularly pleased with our analog performance where we increased sales 18% sequentially and recorded gross margins of slightly more than 40%, the highest level since the bubble of 2000. We are just beginning to see this group perform to their potential.
“We’re off to a great start in 2006 and we look forward to building on this momentum,” explained Thompson. “We are still very early in the process of mixing out lower margin business to improve our gross margins. Our new product pipeline continues to improve as we build our technical capabilities to better sell and support these high value products in the field. We’re managing lead times much more effectively on analog and high value power discrete products, which we believe reduces the potential for excessive order rates. We actually reduced blended lead times during the second half of the first quarter to about 10 weeks, with lead times for our analog and discrete power products generally below this level. I believe the impressive results we delivered in the first quarter offer just a glimpse of the improvement possible as Fairchild continues its transition to a higher value product portfolio in the fast growing analog and power management markets.”
End Markets and Channel Activity
“Sales continued to be solid in all the end markets with particular strength in products supporting industrial, handset and computing applications,” said Thompson. “Bookings grew steadily during the quarter resulting in continued backlog growth even as we maintained stable lead times. Order rates were at or above our fourth quarter 2005 levels in virtually all end markets while demand was strongest for our products serving the power supply, battery charger and desktop PC segments.”
“We effectively managed our distribution channel to closely match our shipments in with distributor sales out,” stated Thompson. “Channel re-sales were seasonally down about 3% during the first quarter but were more than 17% higher than a year ago. We managed our sales into the channel to this level of resales, resulting in a slight decrease in absolute inventory levels for approximately flat weeks of supply on hand in the channel compared to the prior quarter.”
Design Wins and New Products
“We are winning designs and gaining new product momentum in many key markets,” stated Thompson. “We won designs with a variety of our leading power conversion products including our highly energy efficient FPS™ power switches and power factor correction solutions that helped to drive a 15% sequential increase in first quarter power conversion sales at record margins. Our analog switch products continue to win important designs in handset and computing applications enabling us to achieve record sales again this quarter while building a very solid backlog position. We recorded strong sales and bookings growth for our signal path analog business led by our high margin µSerDes™ interface products and our highly integrated analog video filters, drivers and amplifiers. We won a number of new designs with our highly integrated SPM™ line of power modules in a variety of air conditioner and industrial motor applications enabling us to also ship record sales for these products in the first quarter. We are winning designs and gaining market share with our advanced low power MOSFET products targeted for LCD televisions and we expect this market to continue growing at well above average rates. Our new product execution continues to improve, laying the foundation for higher sales at better margins in the future.”

First Quarter Financials
“We delivered excellent financial performance in virtually all aspects of our business led by our significant improvement in margins,” said Mark Frey, Fairchild’s new executive vice president and CFO. “Our strong sales growth, improved product mix and better utilization and operational performance enabled us to increase gross margins to 29.9%. We effectively managed total pro forma operating expense to remain within our guidance, increasing $19 million sequentially due to bonus accruals, stock based compensation expense and the greater number of days in the quarter. Our underlying effective pro forma tax rate was 15.8% in the first quarter and reflects the benefits of generating profits in low tax jurisdictions as well as the usage of a portion of the U.S. deferred tax assets that were reserved in 2005. These combined factors enabled us to record more than an 88% sequential increase in pro forma earnings and EPS in the first quarter.
“Internal inventories remain very lean and well within our target range given our higher sales level,” stated Frey. “Our $23 million in capital spending for the quarter keeps us within our annual budget of 6 – 8% of sales.”
Second Quarter Guidance
“We expect second quarter revenues to be flat to down 3% sequentially as we return to a 13 week second quarter from the 14 week first quarter of 2006,” said Frey. “We enter second quarter with a stronger backlog position than a quarter ago which, coupled with continuing capacity additions, should allow us to sequentially increase our daily ship rates from less than $4.2 million per day in the first quarter to more than $4.4 million per day in the second quarter of 2006. This represents about a 6% sequential increase in our daily ship rates. We forecast gross margins to increase about 50 – 100 basis points sequentially due to expected improvements in our product mix and slightly better utilization.
“Looking forward to the rest of 2006 and 2007, we expect to continue growing sales for our analog and power discrete products at or above the market rate while maintaining our tight control of channel and internal inventories,” stated Frey. “We believe the combination of profitable sales growth and improved product mix through more new products and less low margin commodity business will allow us to make continued steady progress towards our next goal of mid-30% gross margins. We expect operating expenses to remain flat with the first quarter as we selectively fund new product development opportunities while rigorously controlling infrastructure costs. Our underlying effective tax rate for 2006 is expected remain at approximately the same level as the first quarter 2006. It is important to note that effective tax rates can vary as the regional distribution of income shifts during the year. We are forecasting our stock based compensation expense to be in the $6-7 million per quarter range for the rest of 2006.
“Our strong first quarter results and guidance for sequentially higher daily shipments and gross margin for the second quarter provide more evidence of the progress Fairchild is making at improving the quality of our business,” said Frey. “I’m personally excited to be part of this great team and to help lead the powerful transformation that is underway at Fairchild.”
This press release is accompanied by pro forma statements of operations (which exclude amortization of acquisition-related intangibles, restructuring and impairments, litigation settlement proceeds, charges for potential settlement losses, certain discrete tax benefits, gains from certain divestitures, impact of tax repatriation and other items), statements of operations prepared in accordance with generally accepted accounting principles (GAAP) (which include these expenses and other items), and a reconciliation from pro forma to GAAP results. Pro forma results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Fairchild presents the pro forma consolidated statement of operations because its management uses it as an additional measure of the company’s operating performance, and management believes pro forma financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. Fairchild’s criteria for determining pro forma results may differ from methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures.
Special Note on Forward Looking Statements:
Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees, order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

Fairchild Semiconductor International, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	April 2,	December 25,	March 27,
	2006	2005	2005
Total revenue	$409.5	$370.8	$362.8
Cost of sales (1)	287.0	280.9	279.0

Gross profit	122.5	89.9	83.8

Operating expenses:
Research and development (2)	26.2	19.4	19.0
Selling, general and administrative (3)	60.0	47.8	47.4
Amortization of acquisition-related intangibles	5.9	5.8	6.1
Restructuring and impairments	—	4.7	4.1
Reserve for potential settlement losses	—	6.9	—
Gain on sale of product line, net	(3.2)	—	—

Total operating expenses	88.9	84.6	76.6

Operating income	33.6	5.3	7.2
Interest expense, net	5.9	6.0	10.1
Other (income) expense	—	(17.6)	23.9

Income (loss) before income taxes	27.7	16.9	(26.8)

Provision (benefit) for income taxes	1.1	21.6	(16.4)

Net income (loss)	$26.6	$(4.7)	$(10.4)

Net income (loss) per common share:
Basic	$0.22	$(0.04)	$(0.09)

Diluted	$0.21	$(0.04)	$(0.09)

Weighted average common shares:
Basic	121.4	120.3	119.6

Diluted	123.9	120.3	119.6

Fairchild Semiconductor International, Inc.
Reconciliation of Net Income (Loss) To Pro Forma Net Income
(In millions)
(Unaudited)

	Three Months Ended
	April 2,	December 25,	March 27,
	2006	2005	2005
Net income (loss)	$26.6	$(4.7)	$(10.4)
Adjustments to reconcile net income (loss) to pro forma net income:
Restructuring and impairments	—	4.7	4.1
Costs associated with the redemption of 10½% Notes (4)	—	—	23.9
Reserve for potential settlement losses	—	6.9	—
Litigation settlement received, net (4)	—	(17.6)	—
Gain on sale of product line, net	(3.2)	—	—
Amortization of acquisition-related intangibles	5.9	5.8	6.1
Associated tax effects of the above	(0.2)	4.0	(11.2)
Tax benefits from finalized tax filings and audit outcomes	(3.5)
Repatriation tax effect (5)	—	14.5	—

Pro forma net income	$25.6	$13.6	$12.5

Fairchild Semiconductor International, Inc.
Pro Forma Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	April 2,	December 25,	March 27,
	2006	2005	2005
Total revenue	$409.5	$370.8	$362.8
Cost of sales	287.0	280.9	279.0

Gross profit	122.5	89.9	83.8

Pro forma operating expenses:
Research and development	26.2	19.4	19.0
Selling, general and administrative	60.0	47.8	47.4

Total pro forma operating expenses	86.2	67.2	66.4

Pro forma operating income	36.3	22.7	17.4
Interest expense, net	5.9	6.0	10.1

Pro forma income before income taxes	30.4	16.7	7.3
Pro forma provision (benefit) for income taxes	4.8	3.1	(5.2)

Pro forma net income	$25.6	$13.6	$12.5

Pro forma net income per common share:
Basic	$0.21	$0.11	$0.10

Diluted	$0.21	$0.11	$0.10

Weighted average common shares:
Basic	121.4	120.3	119.6

Diluted	123.9	122.8	122.4

Pro forma consolidated statement of operations is presented because we use it as an additional measure of our operating performance. Pro forma net income and pro forma net income per share should not be considered as alternatives to net income (loss), net income (loss) per share or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity. Pro forma consolidated statements of operations are intended to present the company’s operating results, excluding items described above, for the periods presented.
(1)	For the quarter ended April 2, 2006, includes $0.7 million of equity compensation expense.

(2)	For the quarter ended April 2, 2006, includes $1.0 million of equity compensation expense.

(3)	For the quarter ended April 2, 2006, includes $3.6 million of equity compensation expense.

(4)	Recorded in Other (income) expense.

(5)	Recorded in Provision (benefit) for income taxes.

Fairchild Semiconductor International, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 2,	December 25,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$335.6	$330.7
Short-term marketable securities	186.3	182.5
Receivables, net	148.5	128.6
Inventories (1)	213.6	200.5
Other current assets	38.2	32.2

Total current assets	922.2	874.5

Property, plant and equipment, net	630.1	635.0
Intangible assets, net	120.2	126.1
Goodwill	229.9	229.9
Long-term marketable securities	13.7	32.7
Other assets	30.9	30.1

Total assets	$1,947.0	$1,928.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3.4	$4.5
Accounts payable	103.3	95.2
Accrued expenses and other current liabilities	105.4	128.9

Total current liabilities	212.1	228.6

Long-term debt, less current portion	641.0	642.1
Other liabilities	47.7	49.1

Total liabilities	900.8	919.8

Total stockholders’ equity	1,046.2	1,008.5

Total liabilities and stockholders’ equity	$1,947.0	$1,928.3

(1)	For the quarter ended April 2, 2006, includes $0.8 million of capitalized cost.

Fairchild Semiconductor International, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 2,	March 27,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$26.6	$(10.4)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	28.3	44.5
Non-cash stock-based compensation expense	5.3	—
Deferred income taxes, net	0.8	(13.1)
Other	(2.1)	10.1
Changes in operating assets and liabilities, net of acquisitions	(55.9)	(64.1)

Cash provided by (used in) operating activities	3.0	(33.0)

Cash flows from investing activities:
Capital expenditures	(23.0)	(29.5)
Purchase of marketable securities	(61.9)	(192.9)
Sale of marketable securities	67.8	484.8
Maturity of marketable securities	9.1	—
Other	6.1	(0.3)

Cash provided by (used in) investing activities	(1.9)	262.1

Cash flows from financing activities:
Repayment of long-term debt	(2.2)	(350.8)
Issuance of long-term debt	—	154.5
Proceeds from issuance of common stock and from exercise of stock options, net	8.0	3.4
Other	(2.0)	(3.0)

Cash provided by (used in) financing activities	3.8	(195.9)

Net change in cash and cash equivalents	4.9	33.2
Cash and cash equivalents at beginning of period	330.7	146.3

Cash and cash equivalents at end of period	$335.6	$179.5